Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration
Number	Description of Registration Statement	Filing Date

333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan — Form S-8	January 13, 1997
333-53879	Directors’ Deferred Compensation Plan — Form S-8	May 29, 1998
333-77023	The B.F.Goodrich Company Stock Option Plan and Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 26, 1999
333-60210	Goodrich Corporation Stock Option Plan — Form S-8	May 4, 2001
333-60208	Goodrich Corporation Employee Stock Purchase Plan — Form S-8	May 4, 2001
333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units — Form S-3	August 15, 2002
333-107866	Goodrich Corporation Employees’ Savings Plan — Form S-8	August 12, 2003
333-107867	Goodrich Corporation Wage Employees’ Savings Plan — Form S-8	August 12, 2003
333-107868	Goodrich Corporation Savings Plan for Rohr Employees — Form S-8	August 12, 2003
333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan — Form S-8	September 29, 2003
333-123721	Goodrich Corporation Outside Director Deferral Plan — Form S-8	March 31, 2005
333-124244	Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 22, 2005
333-151477	Goodrich Corporation Amended and Restated 2001 Equity Compensation Plan — Form S-8	June 6, 2008
333-124244	Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	June 6, 2008
333-154778	Goodrich Corporation Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units — Form S-3	October 28, 2008

of our reports dated February 16, 2010, with respect to the consolidated financial statements of Goodrich Corporation and to the effectiveness of internal control over financial reporting of Goodrich Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/  ERNST & YOUNG LLP

February 16, 2010